Exhibit 99.3

THE INDIA FUND, INC.

INSTRUMENT OF DESIGNATION OF RIGHTS

The India Fund, Inc., a Maryland corporation (the “Fund”), acting at the direction of the Board of Directors of the Fund does hereby execute this Instrument of Designation in order to evidence the establishment and designation of up to 31,056,301 transferrable subscription rights (each a “Right” and collectively the “Rights”). The Rights will entitle common stockholders to subscribe for new shares of capital stock of the Fund (“Common Stock”). Three Rights will be required to purchase one share of Common Stock.

1.                 Rights, Preferences and Characteristics. The issuance of the Rights was authorized pursuant to resolutions adopted by the Board of Directors of the Fund, at a meeting duly noticed and held on March 14, 2024 (the “Resolutions”). The Rights shall have the terms, rights and characteristics described in the Resolutions and the Fund’s registration statement under the Securities Act of 1933, as amended, relating to the Rights.

2.                  Authorization of Officers. The officers of the Fund have been authorized and directed by the Board of Directors of the Fund to make all such arrangements, to do and perform all such acts and things, and to execute, deliver and file, all such instruments and documents, officers’ certificates and such other instruments, agreements and documents as they may deem necessary or appropriate to effect the matters referenced herein.

3.                  Incorporation of Defined Terms. Capitalized terms which are not defined herein shall have the meaning ascribed to those terms in the Articles of Amendment and Restatement of the Fund.

4.                  Governing Law. The Rights shall be governed by and construed in accordance with the laws of the State of Maryland.

5.                  Beneficiaries. The holders of the Rights shall be beneficiaries of this Instrument of Designation and entitled to enforce the terms hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Instrument of Designation of Rights this 18th day of April, 2024.

THE INDIA FUND, INC.

By:
Name:	Heather Hasson
Title:	Vice President